Exhibit 10.6

Private Placement Units Purchase Agreement

[    ], 2025

Yorkville Acquisition Corp.

1012 Springfield Avenue

Mountainside, NJ 07092

Ladies and Gentlemen:

Yorkville Acquisition Corp. (the “Company”), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (the “Registration Statement”). The undersigned hereby commits that it will purchase 325,500 units of the Company (“Private Units”) at a purchase price of $10.00 per unit for a total purchase price of $3,255,000 (the “Private Unit Purchase Price”). Each Private Unit consists of one Class A ordinary share, par value $0.0001 per share, of the Company (“Ordinary Shares”) and one-third of one redeemable warrant (“Private Placement Warrants”) to purchase one Ordinary Share at $11.50 per share.

The undersigned hereby agrees that it will purchase an additional number of Private Units of the Company (“Over-Allotment Units”), up to a maximum of 26,325 Over-Allotment Units at a purchase price of $10.00 per unit, or a maximum of 351,825 Private Units for a total purchase price of $3,518,250 (the “Over-Allotment Unit Purchase Price”, together with the Private Unit Purchase Price, being the “Purchase Price”), in the event Clear Street LLC (“Clear Street”) exercises its over-allotment option, such that the amount held in the Trust Fund (as defined below) does not fall below $10.05 per unit sold by the Company in the IPO.

At least one (1) business day prior to the effective date of the Registration Statement, the undersigned will cause the Private Unit Purchase Price to be delivered to the Company by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, the Company shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust account (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

(a)	to vote the Ordinary Shares included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

(b)	the undersigned hereby irrevocably waives and shall not exercise redemption rights to convert Ordinary Shares included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

(c)	the undersigned hereby irrevocably waives any redemption rights and right to participate in any liquidation distribution from the Trust Fund with respect to the Ordinary Shares included in the Private Units and Over-Allotment Units (but will be entitled to participate in liquidation distributions from the Trust Fund with respect to any Ordinary Shares purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination by a date calculated by reference to the Company’s Amended and Restated Memorandum and Articles of Association;

(d)	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until thirty (30) days after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the transfer restrictions; and

(e)	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only and not with a view to the distribution or resale of such units;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(h)	it has he financial ability to bear the economic risk of its investment in the Private Units and the Over-Allotment Units and is able to bear a total loss of its investment in such units;

(i)	it understands that the Private Units and Over-Allotment Units are not readily marketable;

(j)	it has no need for liquidity with respect to its investment in the Private Units and the Over-Allotment Units and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;

(k)	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of its investment in the Private Units and the Over-Allotment Units;

(l)	it is aware that the Company will establish a Trust Fund for the benefit of its public shareholders upon the closing of the IPO and hereby agrees that it shall have no right of set-off or any right title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Fund, and hereby irrevocably waives any claim to, or to any monies in, the Trust Fund that it may have now or in the future, except for redemption and liquidation rights, if any, the undersigned may have in respect of any Class A ordinary shares held by it other than as a result of this Agreement. In the event the undersigned has any Claim against the Company under this Agreement, the undersigned shall pursue such Claim solely against the Company and its assets held outside the Trust Fund and not against the property or any monies in the Trust Fund, except for redemption and liquidation rights, if any, the undersigned may have in respect of the Class A ordinary shares held by it other than as a result of this Agreement;

(m)	neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Agreement, “Short Sales” shall include, without limitation, all “Short Sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements) forward sale contracts, options, puts, calls swaps an similar arrangements (including on a total return basis); and

(n)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

This letter agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

Very truly yours,

Yorkville Acquisition Sponsor LLC

By:	YA II PN, Ltd
Its:	Manager

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
	Name:	Matthew Beckman
	Title:	Manager

ACCEPTED AND AGREED TO BY:

Yorkville Acquisition Corp.

By:
	Name:	Kevin McGurn
	Title:	Chief Executive Officer

[Signature Page to Private Placement Units Purchase Agreement]

YORKVILLE ACQUISITION CORP.

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